Exhibit 3.2















                                     BYLAWS

                                       OF

                                TOYZAP.COM, INC.

                               A Texas Corporation


















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                                TABLE OF CONTENTS
                                -----------------


ARTICLE ONE:  OFFICES..........................................................1

         1.01       Registered Office and Agent................................1
         1.02       Other Offices..............................................1

ARTICLE TWO:  SHAREHOLDERS.....................................................1

         2.01       Place of Meetings..........................................1
         2.02       Annual Meeting.............................................1
         2.03       Special Meetings...........................................1
         2.04       List of Shareholders.......................................2
         2.05       Notice.....................................................2
         2.06       Quorum.....................................................2
         2.07       Majority Vote..............................................2
         2.08       Voting of Shares...........................................2
         2.09       Proxies....................................................3
         2.10       Presiding Officials at Meetings............................3
         2.11       Election Inspectors........................................3
         2.12       Closing of Transfer Books; Record Date.....................4

ARTICLE THREE:  DIRECTORS......................................................4

         3.01       Management.................................................4
         3.02       Number; Election; Term; Qualification......................4
         3.03       Removal....................................................4
         3.04       Vacancies..................................................4
         3.05       First Meeting..............................................4
         3.06       Regular Meetings...........................................5
         3.07       Special Meetings...........................................5
         3.08       Quorum; Majority Vote......................................5
         3.09       Procedure; Minutes.........................................5
         3.10       Presumption of Assent......................................5
         3.11       Interested Directors.......................................5
         3.12       Compensation...............................................6
         3.13       Chairman of the Board......................................6
         3.14       Committees.................................................6

ARTICLE FOUR:  GENERAL PROVISIONS RELATING TO MEETINGS.........................6

         4.01       Notice.....................................................6
         4.02       Waiver of Notice...........................................7
         4.03       Telephone and Similar Meetings.............................7
         4.04       Action by Written Consent..................................7

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ARTICLE FIVE:  OFFICERS AND OTHER AGENTS.......................................7

         5.01       In General.................................................7
         5.02       Election...................................................7
         5.03       Removal....................................................7
         5.04       Vacancies..................................................8
         5.05       Authority..................................................8
         5.06       Compensation...............................................8
         5.07       Employment and Other Contracts.............................8
         5.08       President..................................................8
         5.09       Vice Presidents............................................8
         5.10       Secretary..................................................8
         5.11       Assistant Secretaries......................................8
         5.12       Treasurer..................................................9
         5.13       Assistant Treasurers.......................................9
         5.14       Bonding....................................................9

ARTICLE SIX:  CERTIFICATES AND SHAREHOLDERS....................................9

         6.01       Certificated and Uncertificated Shares.....................9
         6.02       Certificates for Certificated Shares.......................9
         6.03       Lost, Stolen, or Destroyed Certificates....................9
         6.04       Transfer of Shares........................................10
         6.05       Registered Shareholders...................................10
         6.06       Legends...................................................10

ARTICLE SEVEN:  MISCELLANEOUS PROVISIONS......................................11

         7.01       Dividends.................................................11
         7.02       Reserves..................................................11
         7.03       Indemnification and Insurance.............................11
         7.04       Books and Records.........................................11
         7.05       Fiscal Year...............................................11
         7.06       Seal......................................................11
         7.07       Checks....................................................11
         7.08       Resignation...............................................11
         7.09       Securities of Other Corporations..........................12
         7.10       Amendment.................................................12
         7.11       Invalid Provisions........................................12
         7.12       Headings..................................................12



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


                                     BYLAWS

                                       of

                                TOYZAP.COM, INC.

                               A Texas Corporation
       ------------------------------------------------------------------

                              ARTICLE ONE: OFFICES
                              --------------------

          1.01 Registered Office and Agent. The registered office and registered agent of Toyzap.com, Inc. (hereinafter referred to as the "Corporation") shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of Texas.

          1.02 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                            ARTICLE TWO: SHAREHOLDERS
                            -------------------------

          2.01 Place of Meetings. All annual meetings of shareholders shall be held at such place, within or without the State of Texas, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no place for a meeting is designated, it shall be held at the registered office of the Corporation.

          2.02 Annual Meeting. The annual meetings of shareholders shall be held on a date and at a time to be determined by the Board of Directors. At the annual meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

          2.03 Special Meetings. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting. Special meetings of the shareholders may be called by (a) the President, the Board of Directors, the executive committee of the Board of Directors, or such other persons as may be authorized in the Certificate of Formation of the Corporation (the "Certificate"); or (b) the holders of at least ten percent (10%) of all shares entitled to vote at the special meeting, unless the Certificate provides for a percentage of shares greater or less than ten percent (10%), in which event a special meeting may be called by the holders of at least the percentage of shares specified in the Certificate. Upon request in writing to the President, Vice President or Secretary by any person or persons entitled to call a meeting of shareholders, the officer shall promptly cause a written notice to be given to the shareholders entitled to vote that a meeting will be held on a date and at a time, fixed by the officer, not less than ten (10) days after the date of receipt of the request. If the notice is not given within seven (7) days after the date of receipt of the request, the person or persons calling the meeting may fix the date and time of the meeting and give the notice in the manner provided in these Bylaws. If not otherwise stated in or fixed in accordance with these Bylaws, the record date for determining shareholders entitled to call a special meeting is the date on which the first shareholder receives the notice of such meeting. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date on which a meeting


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of shareholders called by action of the Board of Directors may be held.

          2.04 List of Shareholders. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books. Such list will be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting and will be subject to inspection by any shareholder at any time during usual business hours. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any shareholder who may be present. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any such meeting of shareholders. However, failure to prepare and to make available such list in the manner provided in this section shall not affect the validity of any action taken at the meeting.

          2.05 Notice. Written or printed notice stating the place, day, and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days or more than sixty (60) days before the date of the meeting. Notice must be delivered either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. When a meeting of shareholders is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken.

          2.06 Quorum. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by law, the Certificate, or these Bylaws. If a quorum shall not be present or represented at any meeting of shareholders, a majority of the shareholders entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any reconvening of an adjourned meeting at which a quorum shall be present or represented, any business may be transacted that could have been transacted at the original meeting as originally notified and called if a quorum had been present or represented. The shareholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some shareholders prior to adjournment, provided that the holders of at least one-third (1/3) of the shares entitled to vote continue to be represented at such meeting.

          2.07 Majority Vote. The vote of the holders of a majority of the shares entitled to vote at a meeting at which a quorum is present shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Certificate, or these Bylaws, the vote of a greater number of shares is required, in which case such express provision shall govern and control the decision of such question.

          2.08 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Certificate or the Texas Business Organizations Code (the "TBOC"). At any election for directors, every shareholder entitled to vote in such election shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are director positions to be filled with respect to which the shareholder has the right to vote, and shareholders are expressly prohibited from cumulating their votes in any election for directors of the Corporation.



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Treasury shares, shares owned by another corporation that is owned or controlled by the Corporation, and shares held by the Corporation in a fiduciary capacity shall not be shares entitled to vote or to be counted in determining the total
number  of   outstanding   shares  of  the   Corporation.   Shares  held  by  an
administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without transfer of such shares into his or her name so long as such shares form a part of the estate and are in the possession of the estate being served by him or her. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his or her name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his or her name if authority to do so is contained in the court order by which such receiver was appointed. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the bylaws of such corporation may provide or, in the absence of such provision, as the board of directors of such corporation may by resolution determine. A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote such shares.

          2.09 Proxies. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for the purposes of this section. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Voting on any question or in any election may be by voice or show of hands unless the presiding officer orders or any shareholder demands that voting be by written ballot.

          2.10 Presiding Officials at Meetings. At every meeting of the shareholders, the chairman of the Board of Directors or, in his or her absence, the President or, in his or her absence, a person appointed at the meeting, shall preside, and the Secretary shall prepare minutes.

          2.11 Election Inspectors. In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any shareholder or the shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as chairman. The inspectors of election shall (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; (b) receive votes, ballots or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents and determine the result; and (e) do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting or of any shareholder or his or her proxy, the inspectors shall make a report in writing of any challenge or question or matter



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determined  by them and  execute a  certificate  of any fact found by them.  Any report or certificate made by them is prima facie evidence of the facts stated therein.

          2.12 Closing of Transfer Books; Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any reconvening thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed in any event sixty (60) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty
(60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and if no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders or entitled to receive payment of a dividend, the date on which the notice of the meeting is to be mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

                            ARTICLE THREE: DIRECTORS
                            ------------------------

          3.01 Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, who may exercise all powers of the Corporation and do all lawful acts and things as are not by law, the Certificate, or these Bylaws directed or required to be exercised or done by the shareholders.

          3.02 Number; Election; Term; Qualification. The first Board of Directors shall consist of the number of directors named in the Certificate. Thereafter, the number of directors that shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than one. No decrease in the number of directors will have the effect of shortening the term of any incumbent director. At each annual meeting of shareholders, directors shall be elected, and each director shall hold office until his or her successors is elected and qualified or until his or her earlier death, resignation, or removal from office. No director need be a shareholder, a resident of the State of Texas, or a citizen of the United States.

          3.03 Removal. At any meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors. If any or all directors are so removed, new directors may be elected at the same meeting.

          3.04 Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, removal, or otherwise may be filled by an affirmative vote of at least a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office only until the next election of one or more directors by the shareholders.

          3.05 First Meeting. Each newly elected Board of Directors may hold its first meeting, if a quorum is present, for the purpose of organization and the transaction of business immediately after and at the same place as the annual meeting of shareholders, and no notice of such meeting shall be necessary.



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

          3.06 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places, within or without the State of Texas, as may be designated from time to time by resolution of the Board of Directors and communicated to all directors. Regular meetings of the Board of Directors may be held when and if needed, and no more than one regular meeting of the Board of Directors shall be required in any calendar year.

          3.07 Special Meetings. A special meeting of the Board of Directors shall be held whenever called by any director at such time and place, within or without the State of Texas, as such director shall designate in the notice of such special meeting. The director calling any special meeting shall cause oral or written notice of such special meeting to be given to each director at least twenty-four (24) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of any special meeting.

          3.08 Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the vote of a different number is required by law, the Certificate, or these Bylaws.

          3.09 Procedure; Minutes. At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine from time to time. The Board of Directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting that shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

          3.10 Presumption of Assent. A director of the Corporation who is present at any meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          3.11 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation's directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

          3.12 Compensation. Directors, in their capacity as directors, may receive, by resolution of the Board of Directors, a stated salary or a fixed sum and expenses of attendance, if any, for attending meetings of the Board of Directors. No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

          3.13 Chairman of the Board. The Board of Directors may, in its discretion, choose a Chairman of the Board from among the directors on the Board of Directors who will preside at all meetings of the shareholders and of the Board of Directors and will be an ex officio member of all committees of the Board of Directors. During the absence or disability of the President, the Chairman will exercise the powers and perform the duties of the President. The Chairman will have such other powers and will perform such other duties as shall be designated by the Board of Directors. The Chairman shall serve until a successor is chosen and qualified, but may be removed at any time by the affirmative vote of a majority of the Board of Directors.

          3.14 Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to (a) amending the Certificate; (b) proposing a reduction of the stated capital of the Corporation in the manner permitted by
Section 21.253 of the TBOC; (c) approving a plan of merger or share exchange of the Corporation; (d) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; (e) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof; (f) amending, altering or repealing these Bylaws or adopting new bylaws of the Corporation; (g) filling vacancies on the Board of Directors or any such committee; (h) electing or removing officers of the Corporation or members of any such committee; (i) fixing the compensation of any member of such committee; or (j) altering or repealing any resolution of the Board of Directors. Unless the resolution designating a particular committee so provides, no committee of the Board of Directors shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation. Vacancies in the membership of any such committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Any such committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Each director shall be deemed to have assented to any action of the executive committee or any other committee, unless the director shall, within seven (7) days after receiving actual or constructive notice of such action, deliver his or her written dissent thereto to the Secretary of the Corporation. Members of each committee shall serve at the pleasure of the Board of Directors.

              ARTICLE FOUR: GENERAL PROVISIONS RELATING TO MEETINGS
              -----------------------------------------------------

          4.01 Notice. Whenever by law, the Certificate, or these Bylaws notice is required to be given to any shareholder, director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice may be given, in writing, either (i) in person, receipt acknowledged; (ii) by certified mail, return receipt requested; or (iii) by Federal Express, UPS, Airborne Express, or other national carrier, receipt acknowledged. Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such shareholder, director, or committee member at his or her address as it appears on the books on the Corporation or, in the case of a shareholder, on the stock transfer records of the Corporation or at such other place as such shareholder, director, or committee member is known to be at the time notice is mailed or transmitted. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when such notice is deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopy or facsimile transmission, or similar means, shall be deemed to be delivered and given at the time transmitted.

          4.02 Waiver of Notice. Whenever by law, the Certificate, or these Bylaws any notice is required to be given to any shareholder, director, or committee member of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          4.03 Telephone and Similar Meetings. Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          4.04 Action by Written Consent. Any action that may be taken, or is required by law, the Certificate, or these Bylaws to be taken, at a meeting of shareholders, directors, or committee members may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action so taken shall be (a) in the case of shareholders, signed and bear the date of signature by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted with respect to the subject matter thereof; or (b) in the case of directors or committee members, signed by all directors or committee members, as the case may be, entitled to vote with respect to the subject matter thereof. Any such consent shall have the same force and effect as a vote of such shareholders, directors, or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of Texas or in any certificate or other document delivered to any person. The consent may be in one or more counterparts, and the signed consent shall be placed in the minute book of the Corporation.

                     ARTICLE FIVE: OFFICERS AND OTHER AGENTS
                     ---------------------------------------

          5.01 In General. The officers of the Corporation will be elected by the Board of Directors and will be a President and a Secretary. The Board of Directors may also elect Vice Presidents, Assistant Vice Presidents, a Treasurer, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board of Directors may deem desirable. Any two or more offices may be held by the same person. No officer or agent need be a shareholder, a director, a resident of the State of Texas, or a citizen of the United States.

          5.02 Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President, a Secretary, and such other officers as they deem appropriate, none of whom must be a member of the Board of Directors. The Board of Directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer or agent shall hold office for the term for which he or she is elected or appointed and until his or her successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer or agent, his or her term of office shall extend to and expire at the meeting of the Board of Directors following the next annual meeting of shareholders or, if earlier, at his or her death, resignation, or removal.

          5.03 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by a majority of the Board of Directors only if, in the judgment of a majority of the Board of Directors, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          5.04 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

          5.05 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are set forth in these Bylaws or, to the extent not inconsistent with these Bylaws, as specifically designated in the resolution of the Board of Directors creating such position and appointing or electing such person.

          5.06 Compensation. The compensation, if any, of officers shall be fixed, increased, or decreased from time to time by the Board of Directors; provided, however, that the Board of Directors may, by resolution, delegate to any one or more officers of the Corporation the authority to fix such compensation.

          5.07 Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

          5.08 President. The President will be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation. He or she will, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

          5.09 Vice Presidents. Each Vice President will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him or her. In the absence or disability of the President and the Chairman of the Board, a Vice President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President.

          5.10 Secretary. The Secretary will attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the President. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him or her.

          5.11 Assistant Secretaries. The Assistant Secretaries in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

          5.12 Treasurer. The Treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him or her.

          5.13 Assistant Treasurers. The Assistant Treasurers in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

          5.14 Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

                   ARTICLE SIX: CERTIFICATES AND SHAREHOLDERS
                   ------------------------------------------

          6.01 Certificated and Uncertificated Shares. The shares of the Corporation may be either certificated shares or uncertificated shares. As used herein, the term "certificated shares" means shares represented by instruments in bearer or registered form, and the term "uncertificated shares" means shares not represented by such instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation.

          6.02 Certificates for Certificated Shares. The certificates for certificated shares of capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation's designated transfer agent, if any, and shall state the shareholder's name, the number of shares, and such other matters as may be required by law. The certificates shall be signed by the President or any Vice President and also by the Secretary, an Assistant Secretary, or any other officer, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the foregoing officers may be a facsimile.

          6.03 Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for certificated shares previously issued if the registered owner of the certificate satisfies the following requirements:

                    (a) Claim. The registered owner makes proof in affidavit form that a previously issued certificate for certificated shares has been lost, destroyed, or stolen;

                    (b) Timely Request. The registered owner requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                    (c) Bond. The registered owner gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

                    (d) Other Requirements. The registered owner satisfies any other reasonable requirements imposed by the Board of Directors.

          When a certificate has been lost, destroyed, or stolen and the shareholder of record fails to notify the Corporation within a reasonable time after he or she has notice of it, if the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the shareholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

          6.04 Transfer of Shares. With respect to certificated shares, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. With respect to uncertificated shares, upon delivery to the Corporation of proper evidence of succession, assignment, or authority to transfer, the Corporation or its agent shall record the transaction upon its books. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of such person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents and registrars, or any of them, against any loss, damage, expense or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

          6.05 Registered Shareholders. The Corporation shall be entitled to treat the shareholder of record as the shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

          6.06 Legends. If the Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation
(a) shall conspicuously set forth on the face or back of the certificate a full statement of (i) all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued; and (ii) if the Corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (b) shall conspicuously state on the face or back of the certificate that (i) such a statement is set forth in the Certificate on file in the office of the Secretary of State; and (ii) the Corporation will furnish a copy of such statements to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office.

          If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, the transfer of any such shares shall be restricted in accordance with an appropriate legend.

          In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the Corporation, each certificate representing shares so restricted (a) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate;
(b) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate; or (c) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (i) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document; or (ii) if such document is one required or permitted by law to be and has been filed, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.

                     ARTICLE SEVEN: MISCELLANEOUS PROVISIONS
                     ---------------------------------------

          7.01 Dividends. Subject to any restrictions of law or in the Certificate, dividends may be declared by the Board of Directors at any meeting and may be paid in cash, in property, or in shares of capital stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

          7.02 Reserves. The Board of Directors may create out of funds of the Corporation legally available therefor such reserve or reserves as the Board of Directors from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation. The Board of Directors may modify or abolish any such reserve in the same manner.

          7.03 Indemnification and Insurance. The Corporation will indemnify its directors, officers, and other persons referenced in the Certificate to the fullest extent permitted by the TBOC and may, if and to the extent authorized by the Board of Directors, so indemnify any other person whom it has the power to indemnify against liability, reasonable expenses, or any other matters whatsoever. The Corporation may, at the discretion of the Board of Directors, purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify under the TBOC, the Certificate, these Bylaws, or otherwise.

          7.04 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its shareholders, Board of Directors, and any committee thereof, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

          7.05 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors, provided, however, that if such fiscal year is not fixed by the Board of Directors and the Board of Directors does not defer its determination of the fiscal year, it shall be the calendar year.

          7.06 Seal. The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the Board of Directors.

          7.07 Checks. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the Corporation may be signed or endorsed by the President and/or such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          7.08 Resignation. A director, committee member, officer, or agent may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the President, or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless it specifies otherwise, a resignation is effective without being accepted.

          7.09 Securities of Other Corporations. The President, or, in his or her absence, any Executive Vice President, shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer that may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

          7.10 Amendment. The power and authority to alter, amend, or repeal these Bylaws or to adopt new bylaws is vested in the Board of Directors, subject to the power of the shareholders to change or repeal any bylaws so made.

          7.11 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall remain valid and operative.

          7.12 Headings. The headings used in these Bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these Bylaws.



ADOPTED by the Board of Directors on May 30, 2006.



                                                         /s/ Lance Dean
                                                         -----------------------
                                                         Lance Dean, Secretary